Exhibit 99.1

FocalTherics™ Reports Preliminary Financial Results for Second Quarter of 2026

AUSTIN, Texas, August 11, 2026 - FocalTherics™ (Nasdaq: FOCL) (the “Company”), a global leader in robotic focal therapy, today announced preliminary unaudited financial results for the Company’s HIFU segment, reported as continuing operations, for the second quarter of 2026.

During the second quarter of 2026, the Extracorporeal Shock Wave Lithotripsy (ESWL) and Distribution segments met the criteria to be classified as held for sale under ASC 205-20, Presentation of Financial Statements — Discontinued Operations, and ASC 360-10, Property, Plant, and Equipment, and the Company determined that the planned exit represents a strategic shift that will have a significant effect on the Company’s operations and financial results. Accordingly, the Company’s unaudited financial results as of and for the three and six months ended June 30, 2026 reflect the Company’s ESWL and Distribution operating segments as discontinued operations. The following reflect the Company’s continuing operations (the Company’s HIFU segment) for the second quarter of 2026:

•	Revenue Between $12.7 and $13.2 million, Representing an Increase Between 34% and 39% from the Three Months Ended June 30, 2025

•	Gross Margin Between 54% and 56%, Representing an Increase Between 3% and 5% from the Three Months Ended June 30, 2025

In addition, the Company reported cash, cash equivalents and short-term investments from all operations of $21.5 million as of June 30, 2026.

All figures reported above with respect to the second quarter of 2026 and as of June 30, 2026, are preliminary and are unaudited and subject to change and adjustment as the Company prepares its unaudited interim condensed consolidated financial statements for the three- and six-month periods ended June 30, 2026 and 2025. Accordingly, investors are cautioned not to place undue reliance on the foregoing information. The Company does not intend to provide preliminary results in the future. The preliminary results provided in this news release constitute “forward-looking information” and “forward-looking statements” within the meaning of U.S. securities laws, are based on several assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially. See “Forward-looking Statements.”

The Company intends to report full second quarter of 2026 financial results after market close on Thursday, August 13th and will hold a conference call at 4:30 pm ET that day to discuss results.

About FocalTherics

A recognized global leader in robotic focal therapy, FocalTherics develops, manufactures, and markets minimally invasive medical devices worldwide to treat various conditions using proprietary focused ultrasound technology. The Company’s flagship platform, Focal One Robotic HIFU, combines advanced imaging, real-time treatment planning, robotic precision, and HIFU technology to deliver personalized focal therapy designed to optimize clinical outcomes while preserving quality of life.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of applicable federal securities laws, including Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934, which may be identified by words such as “believe,” “can,” “contemplate,” “could,” “plan,” “intend,” “is designed to,” “may,” “might,” “potential,” “objective,” “target,” “project,” “predict,” “forecast,” “ambition,” “guideline,” “should,” “will,” “estimate,” “expect” and “anticipate,” or the negative of these and similar expressions, which reflect the Company’s views about future events and financial performance. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties, including matters not yet known to the Company or not currently considered material by the Company, and there can be no assurance that anticipated events will occur or that the objectives set out will actually be achieved, and include statements such as the expected financial results for the three months ended June 30, 2026 and as of June 30, 2026. Important factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among others, the clinical status and market acceptance of the Company’s HIFU devices and the continued market potential for the Company’s ESWL and Distribution divisions, as well as risks associated with the current worldwide inflationary environment, the uncertain worldwide economic, political and financial environment, geopolitical instability, climate change and pandemics, or other public health crises, and their related impact on the Company’s business operations, including their impacts across the Company’s businesses or demand for its devices and services.

Other factors that may cause such a difference may also include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission and in particular, in the sections "Cautionary Statement on Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Forward-looking statements speak only as of the date they are made. Other than required by law, the Company does not undertake any obligation to update them in light of new information or future developments. These forward-looking statements are based upon information, assumptions and estimates available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete.

Investor Contact

Louisa Smith

Gilmartin Group

investor.relations@focalone.com